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                               AMERUS LIFE HOLDINGS, INC.

                                 STOCK INCENTIVE PLAN

                                  SEPTEMBER 15, 1996




Section I.    General Purpose of Plan; Definitions.

The name of this plan is the AmerUS Life Holdings, Inc. Stock Incentive Plan (the "Plan"). The purpose of the Plan is to enable AmerUS Life Holdings, Inc. (the "Company") and its Subsidiaries to attract and retain employees who contribute to the Company's success by their ability, ingenuity and industry, and to enable such employees to participate in the long-term success and growth of the Company through an equity interest in the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

a. "AFFILIATE" means any corporation (other than a Subsidiary), partnership, joint venture or any other entity in which the Company owns, directly or indirectly, at least a ten percent (10%) beneficial ownership interest.

b.  "BOARD" means the Board of Directors of the Company.

c. "CAUSE" means the willful and continued failure to substantially perform the duties with the Company (other than a failure resulting from the participant's Disability), the willful engaging in conduct which is demonstrably injurious to the Company or any Subsidiary or Affiliate, monetarily or otherwise, including any act of dishonesty, commission of a felony, or a significant violation of any statutory or common law duty of loyalty to the Company.

d. "CODE" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

e. "COMMITTEE" means the Human Resources Committee of the Board of Directors of the Company. If at any time there is no Committee, then the functions of the Committee specified in the Plan shall be exercised by the Board.

f.  "COMMISSION" means the Securities and Exchange Commission.

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g.  "COMPANY" means AmerUS Life Holdings, Inc., a corporation organized under the laws of the State of Iowa(or any successor corporation).

h. "DISABILITY" means total and permanent disability as determined under the Company's long term disability program.

i. "EARLY RETIREMENT" means retirement from active employment with the Company, any Subsidiary, and any Affiliate under the terms of the All*AmerUS Savings & Retirement Plan adopted by AmerUs Life Insurance Company.

j. "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended, and any successor thereto.

k. "FAIR MARKET VALUE" means, as of any given date, the closing price of the Stock on such date on the NASDAQ National Market.

l. "INCENTIVE STOCK OPTION" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

m. "NON-EMPLOYEE DIRECTOR" means a director who is Non-Employee Director under Rule 16b-3 under Section 16 of the Exchange Act and is an outside director under Section 1.162-27(e)(3) of the regulations promulgated under the Code.

n. "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option.

o. "NORMAL RETIREMENT" means retirement from active employment with the Company, any Subsidiary, and any Affiliate as this term is defined in the All*AmerUS Savings & Retirement Plan adopted by AmerUs Life Insurance Company.

p.  "PLAN" means this Stock Incentive Plan.

q. "RESTRICTED STOCK AWARD" means an award of shares of Stock that are subject to restrictions under Section 7 below.

r. "RETIREMENT" means Normal or Early Retirement as those terms are defined in the All*AmerUS Savings & Retirement Plan adopted by AmerUs Life Insurance Company.


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s.  "STOCK" means the Class A Common Stock of the Company.

t. "STOCK APPRECIATION RIGHT" means a right granted under Section 6 below, to surrender to the Company all or a portion of a Non-Qualified or Incentive Stock Option in exchange for an amount in cash or shares of Stock equal to the difference between (i) the Fair Market Value, as of the date such Stock Option or such portion thereof is surrendered, of the shares of Stock covered by such Stock Option or such portion thereof, and (ii) the aggregate exercise price of such Stock Option, or such portion thereof.

u. "STOCK OPTION" means any option to purchase shares of Stock granted pursuant to Section 5 below.

v. "SUBSIDIARY" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

w. "TEN PERCENT SHAREHOLDER" means a person who owns (after taking into account the attribution rules of Code Section 424(d) more than ten percent (10%) of the total combined voting power of all classes of stock of the company.

Section 2.    Administration.

The Plan shall be administered by the Committee which shall at all times consist of not less than two Non-Employee Directors.

The Committee shall have the power and authority to grant to eligible employees, pursuant to the terms of the Plan: Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, and/or Restricted Stock Awards.

In particular, the Committee shall have the authority:

a. To select officers and other key and high potential employees of the Company; its Subsidiaries, and its Affiliates to whom Non-Qualified or Incentive Stock Options, Stock Appreciation Rights, Restricted Stock or a combination of the foregoing from time to time will be granted hereunder;




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b.  To determine whether and to what extent Incentive Stock Options, Non-
    Qualified Stock Options, Stock Appreciation Rights or a combination of the foregoing, are to be granted hereunder;

c. To determine the number of shares of Stock to be covered by each such award granted hereunder;

d. To determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating hereto based on performance and/or such factors as the Committee may determine, in its sole discretion, and any vesting acceleration features based on performance and/or such factors as the Committee may determine, in its sole discretion).

e. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

Section 3.    Stock Subject to Plan; Limitations.

The total number of shares of stock reserved and available for distribution under the Plan shall be 1,400,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Stock that have been optioned cease to be subject to option, or if any shares subject to a Restricted Stock Award granted hereunder are forfeited or such award otherwise terminates, such shares shall again be available for distribution in connection with future awards under the Plan.

The maximum total number of shares subject to awards which may be granted under the Plan in any one year will be 700,000, and the maximum number of shares subject to awards which may be granted under the Plan to any individual in any one year is 230,000 (in both cases, subject to appropriate adjustments to reflect changes in capitalization of the Company). No awards may be made under the Plan until the Company's Stock has been publicly traded on the NASDAQ National Market or a national stock exchange for at least six months.

In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in the corporate structure affecting the Stock, a substitution or adjustment shall be



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

made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of the shares subject to outstanding Stock Options granted under the Plan and in the number of shares subject to Restricted Stock Awards granted under the Plan as may be determined to be appropriate by the Committee in its sole discretion, provided that the number of shares subject to any awards shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Rights associated with any Stock Option.

Section 4.    Eligibility.

Officers and other key and high potential employees of the Company, its Subsidiaries or its Affiliates (but excluding members of the Committee and any person who serves only as a director) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company, its Subsidiaries, or its Affiliates are eligible to be granted Stock Options, Stock Appreciation Rights, or Restricted Stock Awards. The options and participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award or grant.

Section 5.    Stock Options.

Stock Options may be granted either alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee.

The Stock Options granted under the Plan may be of two types: Incentive Stock Options and Non-Qualified Stock Options.

The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. Notwithstanding the foregoing, in the event an optionee voluntarily disqualifies an option as an Incentive Stock Option within the meaning of Section 422 of the Code, the Committee may, but shall not be obligated to, make such additional grants, awards or bonuses as the Committee shall deem appropriate, to reflect the tax savings to the Company which result from such disqualification.



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Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

a. OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall not be less than the Fair Market Value of the Stock on the date of grant of the Stock Option; provided, however, if the Option is an Incentive Stock Option granted to a Ten Percent Shareholder, the option price per each share of stock subject to such Incentive Stock Option shall be no less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date such Incentive Stock Option is granted.

b. OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date such Stock Option is issued.

c. EXERCISABILITY. Subject to paragraph (g) of this Section 5 with respect to Incentive Stock Options, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, that, unless otherwise determined by the Committee at grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time, in whole or in part, based on performance and/or such factors as the Committee may determine in its sole discretion

d. METHOD OF EXERCISE. Stock Options which are then exercisable may be exercised in whole or in part at any time during the option period by optionee, the legal representative of the optionee, or the legatee under the optionee's will through the giving of written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock Award subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee). If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock Award, the shares received upon the exercise of such Stock Option shall be restricted in accordance with the original term of the Restricted Stock Award in question, except that the Committee may direct that such shall apply only to the number of such shares equal to the number of shares of Restricted Stock surrendered upon the exercise of such option. No shares of unrestricted Stock shall be issued until full payment thereof has been made. An optionee shall have the rights to dividends or



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


    other rights of a stockholder with respect to shares subject to the option when the optionee has given written notice of exercise and has paid in full for such shares.

e.  NON-TRANSFERABILITY OF OPTIONS.  Except as otherwise set forth in the
    Section 5(e), no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only be the optionee. The Committee shall have the discretionary authority, however, to grant Non-Qualified Stock Options which would be transferable to members of an optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. In exercising such discretionary authority, the Committee may take into account whether the granting of such transferable options would require registration with the Securities and Exchange Commission under a form other than Form S-8. A transferred Stock Option may be exercised by the transferee only to the extent that the optionee would have been able to exercise such Stock Option had the option not been transferred.

f. TERMINATION OF EMPLOYMENT FOR CAUSE. Unless otherwise determined by the Committee at grant, if an optionee's employment with the Company, any Subsidiary, or any Affiliate terminates or is involuntarily terminated with Cause, the Stock Option shall terminate immediately at the date of the termination of employment

g. LIMIT ON VALUE OF INCENTIVE STOCK OPTION FIRST EXERCISABLE ANNUALLY. The aggregate Fair Market Value (determined at the time of grant) of the Stock for which "incentive stock options" within the meaning of Section 422 of the Code are exercisable for the first time by an optionee during any calendar year under the Plan (and/or any other stock option plans of the Company, any Subsidiary and any Affiliate) shall not exceed $100,000.

h. TERMINATION OF EMPLOYMENT. All of the terms relating to the exercise, cancellation or other disposition of a Stock Option upon a termination of employment with or service to the Company or a Subsidiary or Affiliate of the optionee, whether by reason of Disability, Retirement, death, or other termination shall be determined by the Committee. Such determination shall be made at the time of the grant of such Stock Option and shall be specified in the written agreement evidencing such Stock Option.

Section 6.    Stock Appreciation Rights.

a. GRANT AND EXERCISE. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan.
    In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Non-Qualified Stock Options. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Incentive Stock Options. A Stock Appreciation Right or applicable




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

    portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

    A Stock Appreciation Right may be exercised by an optionee, in accordance with paragraph (b) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation rights have been exercised.

b. TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to the terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

    1. Stock Appreciation Rights shall be exercised only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan:

    2. Upon exercise of a Stock Appreciation right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

    3. Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under paragraph (e) of Section 5 of the Plan.

    4. Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the plan on the number of shares of Stock to be issued under the Plan.

    5. A Stock Appreciation Right granted in connection with an Incentive Stock Option may exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.



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


    6. All of the terms relating to the exercise, cancellation or other disposition of a Stock Appreciation Right upon a termination of employment with or service to the Company or a Subsidiary or an Affiliate of the optionee, whether by reason of Disability, Retirement, death, or other termination shall be determined by the Committee. Such determination shall be made at the time of the grant of such Stock Appreciation Right and shall be specified in the written agreement evidencing such Stock Appreciation Right, unless otherwise determined by the Committee at grant, if an Optionee's employment with the Company, any Subsidiary, or any Affiliate terminated or is involuntarily terminated by Cause, the Stock Appreciation Right shall terminate immediately at the date of the termination of employment.

Section 7.    Restricted Stock.

a. ADMINISTRATION. Shares of Restricted Stock may be issued alone or in addition to awards granted under the Plan. The Committee shall determine the officers, key and high potential employees of the Company, its Subsidiaries and Affiliates to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price, if any, to be paid by the recipient of Restricted Stock (subject to Section 7(b) hereof), the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of a Restricted Stock Award upon the attainment of specified performance goals, or such other criteria as the Committee may determine, in its sole discretion. The provisions of the Restricted Stock Awards need not be the same with respect to each recipient.

b. Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a "Restricted Stock Award Agreement") and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

    1.   Awards of Restricted Stock must be accepted within a period of sixty
         (60) days (or such shorter period as the Committee may specify) after the award date by executing a Restricted Stock Award Agreement and paying whatever price, if any, is required.

    2. A stock certificate in respect of shares of Restricted Stock shall be issued in the name of each participant who is awarded Restricted Stock. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend


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         referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

    3. "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the AmerUS Life Holdings, Inc. Stock Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and the Company. Copies of such Plan and Agreement are on file on in the offices of the Company, (418 6th Avenue, Des Moines, Iowa 50309)."

    4. The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon have lapsed, and that, as a condition of any Restricted Stock Award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

    5. All of the terms relating to the satisfaction of specified performance goals and the termination of any period designated by the Committee during which the Stock subject to the Restricted Stock Award may not be sold, transferred, pledged or assigned, or any cancellation or forfeiture of such Restricted Stock Award upon a termination of employment with or service to the Company or any Subsidiary or any Affiliate of the holder of such Restricted Stock Award, whether by reason of Disability, retirement, death or other termination shall be set forth in the written agreement relating to such Restricted Stock Award. Unless otherwise determined by the Committee at grant, if a holder's employment with the Company, any Subsidiary, or any Affiliate terminates or is involuntarily terminated with Cause, the portion of the Restricted Stock Award which is subject to a Restricted Period (as hereinafter defined) on the effective date of such holder's termination of employment or service shall be forfeited by such holder and such portions shall be canceled by the Company.

c. RESTRICTIONS AND CONDITIONS. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

    1. Subject to the provisions of the Plan and the Restricted Stock Award Agreements, during such period as may be set by the Committee commencing on the grant date (the"Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. within these limits, the Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on performance and/or such factors as the Committee may determine, in its sole discretion.

    2. Except as provided in paragraph c(1) of this Section 7, the participant shall have,



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


         with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote and receive any dividends. Dividends paid in Stock or other securities of the Company or Stock received in connection with a stock split with respect to Restricted Stock shall be subject to the same restrictions as on such Restricted Stock. Certificates for shares of unrestricted Stock shall be delivered to the participant promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of Restricted Stock.


Section 8.    Amendments and Termination.

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the right of an optionee or participant under a Stock Option, Stock Appreciation Right, or Restricted Stock Award theretofore granted, without the optionee's or participant's consent, or which without the approval of the stockholders would:

a. Except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

b. Decrease the option price of any Stock Option to less than fifty percent (50%) of the Fair Market Value on the date of the granting of the option;

c. Change the employees or class of employees eligible to participate in the Plan; or

d. Extend the maximum option period under paragraph (b) of Section 5 of the Plan.

The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but no amendment shall impair the rights of any holder without his consent. The Committee may also substitute new Stock Options for previously granted Stock Options including options granted under other plans applicable to the participant and previously granted Stock Options having higher option prices.

Section 9.    Unfunded Status of the Plan.

The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing set forth herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver




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Stock or payments in lieu thereof  with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

Section 10.   General Provisions.

All certificates for shares of Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the stock is listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 11.   Effective Date of Plan.

The Plan shall be effective on the date that it is approved by a majority vote of the holders of the Company's voting common stock.

Section 12.   Term of Plan.

No Stock Option, Stock Appreciation Right, or Restricted Stock Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but awards previously granted may extend beyond that point.





















230786.01  CLEMENS, RICHARD G.  CH   September 18, 1996 (1:42a)



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